Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement:

a.Registration Statement (Form S-8 No. 333-263772) pertaining to the Absci Corporation 2021 Stock Option and Incentive Plan, and
b.Registration Statement (Form S-3 No. 333-267043) pertaining to the shelf-registration of Absci Corporation securities;

of our report dated March 30, 2023, with respect to the consolidated financial statements of Absci Corporation included in this Annual Report (Form 10-K) of Absci Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Seattle, Washington
March 30, 2023